WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver”), dated as of February 26, 2018, is entered into by and among INSPIREMD, INC., a Delaware corporation (the “Company”), and the Purchasers identified on the signature page hereto.

WHEREAS, the Company and the Purchasers have previously entered into that certain Securities Purchase Agreement, dated as of November 28, 2017 (the “Original Securities Purchase Agreement”);

WHEREASE, the Company and the Purchasers have previously entered into that certain Amendment to Securities Purchase Agreement (together with the Original Securities Purchase Agreement, the “Securities Purchase Agreement”), dated as February 21, 2018, whereby the Company and the Purchasers amended certain provisions of the Original Securities Purchase Agreement;

WHEREAS, the Company has informed the Purchasers that the Company intends to conduct a Subsequent Financing consisting solely of shares of Common Stock or units consisting of Common Stock and Common Stock purchase warrants (“Subsequent Financing Warrants”), which shall be publicly registered on Form S-3 (“Registration Statement”) for gross proceeds to the Company of up to $7,000,000, to be consummated by not later than March 9, 2018 (the “Offering”);

WHEREAS, due to certain regulatory constraints, the Company is seeking a one-time waiver from compliance with Section 4.16 of the Securities Purchase Agreement with respect to the Offering;

WHEREAS, any provision of the Securities Purchase Agreement may be amended or waived upon the written consent of the Company and the Purchasers holding at least 67% in interest of the Preferred Stock then outstanding;

WHEREAS, the Purchasers executing the signature page hereto hold at least 67% in interest of the Preferred Stock outstanding as of the date hereof; and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Series D Redemption. The parties hereto agree, notwithstanding the provisions of Section 4.22(a) of the Securities Purchase Agreement, solely with respect to the Offering, the Company shall redeem shares of the Preferred Stock pursuant to the terms of such Section 4.22(a) mutatis mutandis in lieu of shares of Series C Preferred Stock.

2. One-Time Waiver of Section 4.16. The Purchasers hereby grant to the Company a one-time waiver from compliance with the provisions of Section 4.16 of the Securities Purchase Agreement solely with respect to the Offering. Notwithstanding anything herein to the contrary, the foregoing waiver shall be limited precisely as written to permit the Company to conduct the Offering without violating the provisions of Section 4.16 of the Securities Purchase Agreement and nothing herein shall be deemed a continuing waiver of Section 4.16 of the Securities Purchase Agreement.

3. Reduction of Series D Conversion Price. On or prior to the date hereof, pursuant to Section 7(d) of the Certificate of Designations, the Company’s Board of Directors adopted a resolution to permanently reduce, subject to the consummation of the Offering, the Conversion Price of the Preferred Stock to the Base Conversion Price (as defined herein). The Company shall not rescind, amend or modify such resolution after the date hereof. The Purchasers hereby grant a one-time waiver of the 20 day prior notice requirement set forth in Section 7(d) of the Certificate of Designations with respect to the foregoing reduction in the Conversion Price. For purposes hereof, “Base Conversion Price” means, to the extent lower than the Conversion Price, the lowest effective price per share at which shares of the Company’s Common Stock (or exercise price, if lower, of any Subsequent Financing Warrants, if any) are sold in the Offering (not taking into account the value of any Subsequent Financing Warrants that may be issued as part of a unit with such Common Stock).

4. Issuance to Purchasers of Common Stock Equivalents. In the event that the Company issues any Subsequent Financing Warrants in the Offering as part of a unit consisting of Common Stock and such Subsequent Financing Warrants, then each Purchaser shall receive, solely with respect to its Preferred Stock outstanding immediately prior to the redemption required pursuant to Section 3 (and, for the avoidance of doubt, not with respect to any of its Series C Preferred Stock), the same number of Subsequent Financing Warrants as participants in the offering as if such Purchaser’s Subscription Amount was its subscription amount in the Offering. The Purchasers acknowledge that any Subsequent Financing Warrants received pursuant to this Section 4 shall not be registered for sale on the Registration Statement and accordingly shall have customary Securities Act restrictions on resale.

5. Registration Right.

(a) On or prior to the date that is 7 days after the Closing of the Offering, the Company shall use best efforts to prepare and file with the SEC a registration statement on Form S-3 (or such other form if, at such time, the Company is not eligible to utilize such Form S-3) (the “Resale Registration Statement” including the base prospectus contained therein the “Prospectus”) covering the resale of all of the Conversion Shares and any shares issuable upon exercise of the Subsequent Financing Warrant (if any) referred to in Section 4 (the “Registrable Securities”).

(b) Upon filing the Resale Registration Statement, the Company shall use its best efforts to cause such Resale Registration Statement to be declared effective by the SEC as soon as practicable thereafter, including the filing of amendments and post-effective amendments and supplements to such Resale Registration Statement. The Company shall otherwise use its reasonable best efforts to comply with all rules and regulations of the SEC and other governmental and regulatory authorities applicable to the registration of such Registrable Securities and the effectiveness of the Resale Registration Statement.

(c) The Company shall maintain such Resale Registration Statement and shall comply with its other obligations under this Section 4 until such time as the Registrable Securities may be resold by the Purchasers pursuant to Rule 144 of the Securities Act without the requirement for the Company to be in compliance with the current public information required under such Rule and without volume or manner-of-sale restrictions.

(d) The Company shall notify the Purchasers of the occurrence or existence of any pending corporate development with respect to the Company that it believes is material and that, in the determination of the Company and its counsel, causes the Resale Registration Statement and the Prospectus to contain an untrue statement of material fact or to omit to state a material fact necessary to make the statements contained therein not misleading, or otherwise makes the Resale Registration Statement and the Prospectus not in the best interest of the Company to allow continued availability thereof. The Company shall use its reasonable best efforts to cause the filing of amendments and post-effective amendments and supplements to such Resale Registration Statement and Prospectus as the Company determines are necessary to again allow resales under the Resale Registration Statement as soon as practicable.

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(e) All expenses incident to the Company’s compliance with this Section 5, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities laws, printing expenses, filing expenses, and fees and disbursements of the Company’s counsel and independent registered public accountants will be borne by the Company.

6. Continuing Effect. Except as expressly set forth herein, all of the terms and conditions of the Securities Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, nothing contained herein shall be deemed a waiver of any other provision of the Securities Purchase Agreement or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party. This Waiver shall be deemed a Transaction Document.

7. Representations and Warranties. Each Purchaser hereby represents and warrants to the Company, severally, but not jointly, and each Company hereby represents and warrants to the Purchaser, that (i) it has the full right, power and authority to enter into this Waiver and to perform its obligations hereunder and under the Securities Purchase Agreement as amended by this Waiver, and (ii) the execution of this Waiver by the individual whose signature is set forth at the end of this Waiver on behalf of such party, and the delivery of this Waiver by such party, have been duly authorized by all necessary action on the part of such party; and (iii) this Waiver has been executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

8. Counterparts; Choice of Law. This Waiver may be executed in several identical counterparts all of which shall constitute one and the same instrument. This Waiver shall be construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

9. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Waiver.

10. Expense Reimbursement. The Company shall reimburse to the Purchasers the fees of Ellenoff Grossman & Schole LLP, counsel to the Purchasers, in the amount of $5,000.

11. Clarification regarding Amendment to Securities Purchase Agreement. The parties acknowledge and agree that the provisions regarding the Series C Preferred Stock in the Amendment to the Securities Purchase Agreement (as modified by Section 1 of this Waiver) are applicable to all Series C Preferred Stock held by the Purchasers and their Affiliates, whether or not purchasers of the Preferred Stock.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the day and year written above.

THE COMPANY:		PURCHASER:

INSPIREMD, INC.		Sabby Healthcare Master Fund, Ltd.

By:	/s/ James Barry, Ph.D.	By:	/s/ Robert Grundstein
Name:	James Barry, Ph.D.	Name:	Robert Grundstein
Title:	Chief Executive Officer	Title:	COO of Investment Manager